Exhibit 99.1

Belk, Inc. Reports Operating

Results for Fiscal 2015 First Quarter

• Online sales grow 42 percent

• Company repurchases $94.3 million in stock

CHARLOTTE, N.C., May 28, 2014 – Belk, Inc., the nation’s largest family owned and operated fashion department store company, today announced operating results for its fiscal first quarter ended May 3, 2014.

Tim Belk, chairman and chief executive officer of Belk, Inc., said, “First quarter sales comparisons were challenging due to our large increases last year and the soft selling environment this year. We did, however, manage to retain most of last year’s gains while experiencing continued growth in our online business. Although the investments we are making in the Company will continue to impact our short term profitability, we are building a solid foundation for long term growth and success. We recently increased our regular dividend and completed a stock repurchase to reflect our commitment to drive strong returns for our shareholders.”

Net Sales

Net sales for the 13-week period were $955.1 million compared to $955.8 in the prior-year period. On a comparable store basis, net sales decreased 0.2 percent. Juniors, women’s contemporary and better merchandise categories in general performed well during the quarter.

The company’s online sales from belk.com increased 42.4 percent for the period. Online sales positively affected the company’s comparable store sales by 1.8 percent for the period.

Net Income

First quarter net income totaled $19.3 million compared to $28.2 million in the prior-year period. The decrease was primarily the result of higher expenses associated with the company’s investments in strategic initiatives during the period. Net income excluding non-comparable items totaled $19.4 million compared to $28.4 million in the prior year period. A reconciliation of net income to net income excluding non-comparable items is provided at the end of this release.

Belk, Inc. Stock Self Tender Offer Results Announced

On March 26, 2014, Belk’s Board of Directors approved a self-tender offer to purchase shares of the company’s common stock at a price of $48.10 per share. The tender offer was initiated on April 24, 2014, and on May 21, 2014, Belk accepted for purchase 1,961,011 shares of common stock for approximately $94.3 million.

New Stores, Store Expansions and Remodels

During the first quarter, the company replaced its former store in High Point, N.C. with a new fashion store at The Palladium at Deep River Shopping Center on March 12, and opened its first Texas flagship store at Galleria Dallas in Dallas, Texas, on April 9. Another new flagship store is scheduled to open in fall 2014 at Bridge Street Town Centre in Huntsville, Ala., along with a new store at Denham Springs/Livingston Parish, La. Other flagship store expansion and remodeling projects set for completion this fall include Greensboro, N.C. (Friendly Center), Mt. Pleasant, S.C. (phase 2 main store remodel) and Hoover, Ala. (Riverchase Galleria). Belk has also announced the openings of two new stores in 2015 in Bristol, Tenn. (The Pinnacle) and Jacksonville, Fla. (Marketplace at the Fountains), along with a major expansion and remodel of its flagship store in Columbia, S.C. (Columbiana Centre).

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Private Brand Launches

Belk recently launched CYNTHIA Cynthia Rowley for the home, an exclusive collection of home fashion merchandise in 70 Belk locations and on belk.com that includes fine linens, bedding, tabletop, decorative pillows and other home décor items.

Marketing Partnership Announced

Belk recently announced a six-year sponsorship agreement with the Southeastern Conference and the SEC Network, a new multiplatform national network devoted to the conference and operated by ESPN. Belk will be the official retail department store of the SEC, giving the company exclusive access to all SEC championship events, including the SEC FanFare events held in conjunction with the SEC Football Championship Game and Men’s Basketball Tournament. The agreement also gives Belk prime exposure on the forthcoming SEC Network, which will launch August 14, 2014 from the ESPN studios in Charlotte, N.C.

Belk Donates to American Red Cross for Tornado and Storm Relief Efforts in Southern U.S.

Belk contributed $100,000 to the American Red Cross to aid victims of the recent tornadoes and storms that affected communities throughout the southern U.S. The company is also working with local American Red Cross chapters in its market area to provide store discounts to those impacted by the storm.

Investments in Strategic Initiatives

Belk has planned investments totaling more than $700 million over a three-year period that began in fiscal 2014 for key strategic initiatives focused on:

•	A comprehensive Omnichannel initiative that will enable Belk to connect seamlessly with customers regardless of where they are, offer multiple ways to provide what they want, enhance their in-store shopping experience, and create more personalized customer interactions;
•	Creating compelling shopping environments and driving sales by investing in a flagship strategy, opening stores in existing and new markets, and expanding and remodeling existing stores and key merchandise departments;
•	Supply chain initiatives that align distribution capabilities to maximize sales and service;
•	Information technology that delivers new business capabilities for growth and profitability; and
•	Excelling in customer service.

About Belk, Inc.

Charlotte, N.C.-based Belk, Inc. (www.belk.com) is the nation’s largest family owned and operated department store company with 299 Belk stores located in 16 Southern states and a growing digital presence. Its belk.com website offers a wide assortment of national brands and private label fashion apparel, shoes and accessories for the entire family along with top name cosmetics, a wedding registry and a large selection of quality merchandise for the home. Founded in 1888 by William Henry Belk in Monroe, N.C., the company is in the third generation of Belk family leadership and has been committed to community involvement since its inception. In the fiscal year ended Feb. 1, 2014, the company and its associates, customers and vendors donated more than $20.9 million to communities within Belk market areas.

Belk offers many ways to connect via digital and social media, including Facebook, Pinterest, Twitter, YouTube, Google Plus and Belk Blog, and provides exclusive offers, fashion updates, sales notifications and coupons via email or mobile phone text messages. Customers can also download the latest Belk mobile apps for the iPad, iPhone or Android.

NOTES:

To provide clarity in measuring Belk’s financial performance, Belk supplements the reporting of its consolidated financial information under generally accepted accounting principles (GAAP) with the non-GAAP financial measure of “net income excluding non-comparable items.” Belk believes that “net income excluding non-comparable items” is a financial measure that emphasizes the Company’s core ongoing operations and enables investors to focus on period-over-period operating performance. It is among the primary indicators Belk uses in planning and operating the business and forecasting future periods, and Belk believes this measure is an important indicator of recurring operations because it excludes items that may not be indicative of or are unrelated to core operating results. Belk also excludes such items when evaluating company performance in connection with its incentive compensation plans. In addition, this measure provides a better baseline for modeling future earnings expectations and makes it easier to compare Belk’s results with other companies that operate in the same industry. Net income is the most directly comparable GAAP measure. The non-GAAP measure of “net income excluding non-comparable items” should not be considered in isolation or as a substitute for GAAP net income.

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Certain statements made in this news release, and other written or oral statements made by or on behalf of the Company, may constitute forward-looking statements. Statements regarding future events and developments and the Company’s future performance, as well as our expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “intend,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “continue” or other similar words.

Forward-looking statements include information concerning possible or assumed future results from merchandising, marketing and advertising in our stores and through the Internet, general economic conditions, and our ability to be competitive in the retail industry, our ability to execute profitability and efficiency strategies, our ability to execute growth strategies, anticipated benefits from our strategic initiatives to strengthen our merchandising and planning organizations, anticipated benefits from our belk.com website and our eCommerce fulfillment center, the expected benefits of new systems and technology, and the anticipated benefits under our Program Agreement with GE Capital Retail Bank (“GECRB”). These forward-looking statements are subject to certain risks and uncertainties that may cause our actual results to differ significantly from the results we discuss in such forward-looking statements.

We believe that these forward-looking statements are reasonable. However, you should not place undue reliance on such statements. Any such forward-looking statements are qualified by the following important risk factors and other risks which may be disclosed from time to time in our filings that could cause actual results to differ materially from those predicted by the forward-looking statements. Forward-looking statements relate to the date initially made.

Risks and uncertainties that might cause our results to differ from those we project in our forward-looking statements include, but are not limited to:

• Economic, political and business conditions, nationally and in our market areas, including rates of economic growth, interest rates, inflation or deflation, consumer credit availability, levels of consumer debt and bankruptcies, tax rates and policy, unemployment trends, a health pandemic, catastrophic events, potential acts of terrorism and threats of such acts and other matters that influence consumer confidence and spending;

• Our ability to anticipate the demands of our customers for a wide variety of merchandise and services, including our predictions about the merchandise mix, quality, style, service, convenience and credit availability of our customers;

• Unseasonable and extreme weather conditions in our market areas;

• Seasonal fluctuations in quarterly net income due to the significant portion of our revenues generated during the holiday season in the fourth fiscal quarter and the significant amount of inventory we carry during that time;

• Competition from other department and specialty stores and other retailers, including luxury goods retailers, general merchandise stores, Internet retailers, mail order retailers and off-price and discount stores, in the areas of price, merchandise mix, quality, style, service, convenience, credit availability and advertising;

• Any significant damage to our brand or reputation which could negatively impact sales, diminish customer trust and generate negative sentiment;

• Our ability to prevent a security breach that results in the unauthorized disclosure of Company, employee or customer information;

• Loss of key management or qualified employees or an inability to attract, retain and motivate additional highly skilled employees;

• Our ability to successfully implement our new information technology platform that will impact our primary merchandising, planning and core financial process;

• Our ability to manage multiple significant change initiatives simultaneously;

• Our ability to effectively use advertising, marketing and promotional campaigns to generate high customer traffic in our stores and through online sales;

• Variations in the amount of vendor allowances received;

• Our ability to successfully operate our website, and our fulfillment facilities and manage our social community engagement by providing a broader range of our information online, including current sales promotions and special events;

• Our ability to successfully develop and maintain a relevant and reliable Omnichannel experience for our customers;

• Our ability to find qualified vendors from which to source our merchandise and our ability to access products in a timely and efficient manner from a wide variety of domestic and international vendors; and to deliver in a timely and cost-efficient manner;

• Increases in the price of merchandise, raw materials, fuel and labor or their reduced availability;

• The income we receive from, and the timing of receipt of, payments from GECRB, the operator of our private label credit card business, which depends upon the amount of purchases made through the proprietary credit cards, changes in customers’ credit card use, and GECRB’s ability to extend credit to our customers;

• Our ability to manage our expense structure;

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• Our ability to continue to open new stores, or to remodel or expand existing stores, including the availability of existing retail stores or store sites on acceptable terms and our ability to successfully execute our retailing concept in new markets and geographic regions;

• Our ability to manage risks associated with owning and leasing real estate;

• The efficient and effective operation of our distribution network, and information systems to manage sales, distribution, merchandise planning and allocation functions;

• The effectiveness of third parties in managing our outsourced business;

• Changes in federal, state or local laws and regulations; and

• Our ability to comply with debt covenants, which could adversely affect our capital resources, financial condition and liquidity.

For a detailed description of the risks and uncertainties that might cause our results to differ from those we project in our forward-looking statements, we refer you to the section captioned “Risk Factors” in our annual report on Form 10-K for the fiscal year ended February 1, 2014 that we filed with the SEC on April 15, 2014. Our other filings with the SEC may contain additional information concerning the risks and uncertainties listed above, and other factors you may wish to consider. Upon request, we will provide copies of these filings to you free of charge.

Our forward-looking statements are based on current expectations and speak only as of the date of such statements.

BELK, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Thirteen Weeks Ended
	May 3, 2014	May 4, 2013
(millions)
Revenues	$955.1	$955.8
Cost of goods sold (including occupancy, distribution and buying expenses)	646.1	645.2
Selling, general and administrative expenses	267.8	255.9
Gain on sale of property and equipment	0.6	0.5
Asset impairment and exit costs	0.8	0.7

Operating income	41.0	54.5
Interest expense, net	(11.5)	(10.8)

Income before income taxes	29.5	43.7
Income tax expense	10.2	15.5

Net income	$19.3	$28.2

BELK, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME AND

NET INCOME EXCLUDING NON-COMPARABLE ITEMS

(unaudited)

	Thirteen Weeks Ended
	May 3, 2014	May 4, 2013
(millions)
Net income	$19.3	$28.2
Gain on sale of property and equipment, net of income tax	(0.4)	(0.3)
Asset impairment and exit costs, net of income tax	0.5	0.5

Net income excluding non-comparable items	$19.4	$28.4